NUSHARES ETF TRUST

MANAGEMENT AGREEMENT

SCHEDULE A

AMENDED AS OF JULY 24, 2026

The Funds of the Company currently subject to this Agreement, the effective date, initial period end and annual fee rate for each are as follows:

Fund	Effective Date	Initial Period End	Annual Fee Rate

Nuveen (f/k/a NuShares) Enhanced Yield U.S. Aggregate Bond ETF	August 2, 2016	August 1, 2019	0.15%

Nuveen (f/k/a NuShares) Short-Term REIT ETF	December 5, 2016	August 1, 2019	0.35%

Nuveen (f/k/a NuShares) ESG Large-Cap Growth ETF	December 7, 2016	August 1, 2019	0.25%

Nuveen (f/k/a NuShares) ESG Large-Cap Value ETF	December 7, 2016	August 1, 2019	0.25%

Nuveen (f/k/a NuShares) ESG Mid-Cap Growth ETF	December 7, 2016	August 1, 2019	0.30%

Nuveen (f/k/a NuShares) ESG Mid-Cap Value ETF	December 7, 2016	August 1, 2019	0.30%

Nuveen (f/k/a NuShares) ESG Small-Cap ETF	December 7, 2016	August 1, 2019	0.30%

Nuveen ESG 1-5 Year U.S. Aggregate Bond ETF (f/k/a Nuveen (f/k/a NuShares) Enhanced Yield 1-5 Year U.S. Aggregate Bond ETF)	March 9, 2017	August 1, 2019	0.14%

Nuveen (f/k/a NuShares) ESG Emerging Markets Equity ETF	May 16, 2017	August 1, 2019	0.35%

Nuveen (f/k/a NuShares) ESG International Developed Markets Equity ETF	May 16, 2017	August 1, 2019	0.27%

Nuveen (f/k/a NuShares) ESG U.S. Aggregate Bond ETF	September 24, 2017	August 1, 2019	0.12%

Nuveen ESG Large-Cap ETF	June 4, 2019	August 1, 2020	0.20%

Nuveen ESG High Yield Corporate Bond ETF	September 20, 2019	August 1, 2021	0.30%

Nuveen ESG Dividend ETF	August 26, 2021	August 1, 2023	0.25%

Nuveen Growth Opportunities ETF	September 15, 2021	August 1, 2023	0.49%

Nuveen Core Plus Bond ETF	March 6, 2024	May 1, 2025	0.30%

Nuveen Preferred and Income ETF	March 6, 2024	May 1, 2025	0.55%

Nuveen Ultra Short Income ETF	March 6, 2024	May 1, 2025	0.17%

Nuveen AA-BBB CLO ETF	December 3, 2024	May 1, 2026	0.25%

Nuveen High Yield Municipal Income ETF	January 22, 2025	May 1, 2026	0.35%

Nuveen Municipal Income ETF	January 22, 2025	May 1, 2026	0.29%

Nuveen Securitized Income ETF	September 23, 2025	July 31, 2027	0.38%

Nuveen High Yield Corporate Bond ETF	September 23, 2025	July 31, 2027	0.08%

Nuveen International Aggregate Bond ETF	September 23, 2025	July 31, 2027	0.07%

Nuveen U.S. Infrastructure ETF	June 17, 2026	July 31, 2027	0.55%

Nuveen Impact Bond ETF	September 14, 2026	July 31, 2028	0.37%

[SIGNATURE PAGE FOLLOWS]

Signed: July 24, 2026

NUSHARES ETF TRUST, a Massachusetts business trust	NUVEEN FUND ADVISORS, LLC, a Delaware limited liability company

By: /s/ Diana Gonzalez	By: /s/ John M. McCann
Title: Vice President and Secretary	Title: Senior Managing Director

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